UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 11, 2005

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-644-2	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Facilities

On October 11, 2005, Colgate-Palmolive Company (the “Company”) announced its intention to make the following change in its North American manufacturing network to increase efficiency and competitiveness, as part of the previously disclosed four-year restructuring and business-building program (the “Restructuring Program”) described in the Company’s Form 8-K filed December 10, 2004. The implementation of this project, which is described in more detail below, is subject to negotiation with the relevant union, representatives of which have been notified by the Company.

The Company plans to phase down production at its Jeffersonville Indiana plant over the next two years, with all production expected to cease by January 2008. The plan calls for transferring production of the Company’s market leading Colgate-Total toothpaste to a new state of the art facility to be built at a U.S. location yet to be determined and the relocation of other production and administrative services currently performed at Jeffersonville to other facilities.

These changes will allow the Company to more cost effectively manufacture toothpaste, taking advantage of the latest state of the art technologies. The Company will discuss these plans with the union representing its Jeffersonville employees and expects to offer affected employees a comprehensive package of severance, transition assistance and other benefits consistent with the Company’s long established practices.

Upon successful implementation, this project is projected to result in total charges of approximately $87 million after tax. Components of these charges include approximately $28 million after tax in asset-related costs, primarily accelerated depreciation, approximately $39 million after tax in employee-related costs, including termination benefits, subject to negotiation with the appropriate union, and approximately $20 million after tax in other associated costs. Approximately 51% of the total charges associated with this project is expected to result in future cash expenditures.

As previously disclosed the total cost of implementing the overall Restructuring Program, including the project described above, is projected to be between $550 million and $650 million after tax once all phases are approved and implemented, with annual savings projected to be in the range of $250 million and $300 million after tax by the fourth year of the program.

This periodic report on Form 8-K may contain forward-looking statements. Actual events or results may differ materially from those statements. For information about factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, including information set forth under the caption “Cautionary Statement on Forward-Looking Statements.”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: October 11, 2005	By:	/s/ Stephen C. Patrick
	Name:	Stephen C. Patrick
	Title:	Chief Financial Officer

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